UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

        Massachusetts                               04-2841993
(State of Incorporation)              (I.R.S. Employer Identification No.)


                               17 Pope Street
                        Hudson, Massachusetts  01749
          (Address, including zip code, of Principal Executive Offices)


                           Community Bancorp, Inc.
                            2001 Directors' Plan
                          (Full title of the plan)
                         James A. Langway, President
                            Community Bancorp, Inc.
                                17 Pope Street
                         Hudson, Massachusetts  01749
                    (Name and address of agent for service)

                               (978) 568-8321
        (Telephone number, including area code, of agent for service)

                                  Copy to:

                            David F. Hannon, Esq.
                  Craig and Macauley Professional Corporation
                            Federal Reserve Plaza
                             600 Atlantic Avenue
                              Boston, MA  02210

                       Calculation of Registration Fee

================================================================================================================
Title of securities     Amount to be       Proposed maximum              Proposed maximum          Amount of
to be registered         Registered     offering price per unit (1)  aggregate offering price   registration fee
----------------------------------------------------------------------------------------------------------------
  Common Stock,        384,000* shares         $10.00                      $3,840,000               $960.00
$2.50 par value
================================================================================================================

*       Pursuant to 2001 Incentive Stock Option Plan for Key Employees
(1)     Pursuant to Rule 457(h), represents the exercise price of outstanding options


                           TABLE OF CONTENTS

                                                                      Page
                                                                      ----

I.   INFORMATION REQUIRED IN THE SECTION 10(a)PROSPECTUS               1
     Item 1   Plan Information                                         1
     Item 2   Registrant Information and Employee Annual Information   1

II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                2
     Item 3   Incorporation of Documents by Reference                  2
     Item 4   Description of Securities                                2
     Item 5   Interests of Named Experts and Counsel                   5
     Item 6   Indemnification of Directors and Officers                5
     Item 7   Exemption from Registration Claimed                      5
     Item 8   Exhibits                                                 5
     Item 9   Undertakings                                             6

                                PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information*
         ----------------


Item 2.  Registrant Information and Employee Annual Information*
         ------------------------------------------------------








*        Information required by Part I of Form S-8 to be contained in a
         Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission by the Registrant, Community Bancorp, Inc. ("Company"), are hereby incorporated by reference in this Registration Statement and made a part thereof as of their respective filing dates:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     3. All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 2000.

     4. All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.
         -------------------------

     The Company is authorized to issue up to 12,000,000 shares of Common Stock, $2.50 par value. As of March 15, 2001, there were 5,914,441 shares of Common Stock outstanding.

Dividend Rights
---------------

     Holders of the Company's Common Stock are entitled to receive such dividends as are declared by its Board of Directors out of funds legally available therefor.

     The Company's ability to pay dividends to its shareholders is dependent, among other things, on the Company's financial performance and on the ability of the Company's wholly-owned subsidiary, Community National Bank (the "Bank"), to pay dividends to the Company.

Voting Rights - Non-Cumulative Voting
-------------------------------------

     Holders of shares of the Company's Common Stock are entitled to one vote for each share of stock held by them. The shares of Common Stock of the Company do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock of the Company voting for the election of Directors can elect 100% of the class of Directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of Directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Preemptive Rights
-----------------

     Holders of the Company's Common Stock have no preemptive rights.

Liquidation Rights
------------------

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of Preferred Stock then issued and outstanding of the amounts to which they are entitled, the holders of Company Common Stock will be entitled to receive pro rata any assets distributable to holders of Common Stock in respect of shares held by them.

Election of Directors
---------------------

     Under both the Articles of Organization and the By-Laws of the Company, the Board of Directors is divided into three (3) approximately equal classes. One-third of the Company's Directors is elected each year at the Annual Meeting of Shareholders. Directors, in each case, serve until their successors are duly elected and qualified or until their earlier resignation, removal from office or death.

     The provision of the Company's Articles of Organization which sets forth the division of the Board into three classes may be amended only by the affirmative vote of at least 80% of the shares of each class of the Company's stock outstanding and entitled to vote.

Extraordinary Corporate Transactions and Changes in Control
-----------------------------------------------------------

     Under the Company's Articles of Organization, neither the Company nor any of its subsidiaries, including the Bank, may be a party to any merger or consolidation, liquidation or dissolution, sale of all, substantially all or a substantial part of its assets, or any reclassification or recapitalization of its stock unless one of the following conditions shall have been met: (i) the transaction has been approved by at least 80% of the total number of shares of stock of the Company entitled to vote on the matter not owned by the entity, other than the Company, which is a party to the transaction (the

"Receiving Entity"); (ii) the transaction has been approved by at least 80% of the members of the Company's Board of Directors not affiliated with the Receiving Entity or any affiliate or subsidiary thereof (the "Unaffiliated Directors"); or (iii) the transaction has been approved by a majority of the Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any share of stock of the Company. Notwithstanding the foregoing, the transaction can be approved by the holders of at least a majority of the shares of each class of stock of the Company entitled to vote on the matter not owned by the Receiving Entity, if the aggregate of the cash and fair market value of all consideration to be paid to holders of the Company's stock is equal to the amounts determined under a formula set forth in the Company's Articles of Organization.

     Certain acquisitions of the Company's Common Stock are subject to the provisions of Chapters 110D of the Massachusetts General Laws ("Chapter 110D"). Under Chapter 110D, a vote of shareholders will be necessary to determine whether shares of Common Stock acquired in a "control share acquisition" will have voting rights. Subject to various exceptions set forth in Chapter 110D, a control share acquisition generally means an acquisition of Common Stock in which any person, including his associates, acquires beneficial ownership of stock which, when aggregated with all other stock of the Company owned by such person, increases his voting power to one of the following ranges of voting power: (i) one fifth or more but less than one third, (ii) one third or more less than a majority, or (iii) a majority or more. All shares acquired within ninety days before or after a control share acquisition or pursuant to a plan to make a control share acquisition are deemed to be part of the control share acquisition.

     Under Chapter 110F, the Company may not engage in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (1) prior to such date the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder,
(2) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 90% of the voting stock of the Company, or (3) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the Board of Directors and authorized by at least 2/3 of the outstanding voting stock of the Company not owned by the interested stockholder. The term "interested stockholder" is generally defined to mean any person other than the Company or a majority-owned subsidiary who, together with associates and affiliates, is the owner of 5% or more of the outstanding voting stock of the Company. In certain instances involving acquisitions by brokers or dealers, banks, or other entities, the 5% threshold is increased to 15%. The term "business combination" includes any merger or consolidation of the Company or any majority-owned subsidiary of the Company with the interested stockholder; any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, to or with the interested stockholder, of assets of the

Company or a subsidiary having a market value equal to 10% or more of either the market value of the Company's assets or the market value of the Company's outstanding stock; and certain other transactions.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     In general, Article V, Section 9 of the Company's By-Laws provides for indemnification of each director, officer, employee or agent of the Company, any former director, officer, employee or agent of the Company and any person who, at the request of the Company, is or shall have been a director, officer, employee or agent of another organization or is serving or shall have served in any capacity with respect to any employee benefit plan, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director, officer, employee or agent of the Company or such other organization or by reason of his having served with respect to such employee benefit plan, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or the participants or beneficiaries of such employee benefit plan, as the case may be, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page 9 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.  Undertakings
         ------------

    A.  The undersigned Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hudson, Commonwealth of Massachusetts, on April 17, 2001.

                                                  COMMUNITY BANCORP, INC.



                                                  By: /s/ James A. Langway
                                                      --------------------
                                                      James A. Langway
                                                      President and Chief
                                                      Executive Officer


                         POWER OF ATTORNEY
                         -----------------

     We, the undersigned Directors and officers of Community Bancorp, Inc., do hereby severally constitute and appoint James A. Langway and Donald R. Hughes, Jr., or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and officers and to execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8, including specifically but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
---------                       -----                              ----

/s/ James A. Langway
--------------------
James A. Langway           President, Chief Executive
                             Officer and Director
                             (Principal Executive Officer)     April 17, 2001

/s/ Donald R. Hughes, Jr.
-------------------------
Donald R. Hughes, Jr.      Treasurer and Clerk
                             (Principal Financial and
                             Accounting Officer) and Clerk     April 17, 2001

/s/ Dennis F. Murphy, Jr.
-------------------------
Dennis F. Murphy, Jr.      Director and Chairman
                             of the Board                      April 17, 2001

/s/ I. George Gould
-------------------
I. George Gould            Director                            April 17, 2001

/s/ David W. Webster
--------------------
David W. Webster           Director                            April 17, 2001

/s/ Mark Poplin
---------------
Mark Poplin                Director                            April 17, 2001

/s/ Alfred A. Cardoza
---------------------
Alfred A. Cardoza          Director                            April 17, 2001

/s/ Jennie Lee Colosi
---------------------
Jennie Lee Colosi          Director                            April 17,.2001

/s/ David L. Parker
-------------------
David L. Parker            Director                            April 17, 2001

/s/ Horst Huehmer
-----------------
Horst Huehmer              Director                            April 17, 2001

                               EXHIBIT INDEX


Number          Exhibit
------          -------

4 Community Bancorp Inc.'s 2001 Incentive Stock Option Plan for Key Employees

5               Opinion of Counsel Re:  Legality

23(a) Consent of Craig and Macauley Professional Corporation (contained in its Opinion filed as Exhibit 5)

23(b)           Consent of Arthur Andersen, LLP

24              Power of Attorney (included on signature page hereof)

                                 EXHIBIT 4
                                 ---------

                          COMMUNITY BANCORP, INC.
             2001 Incentive Stock Option Plan For Key Employees

1. Purpose.

     1.1 The purpose of the Community Bancorp, Inc. 2001 Incentive Stock Option Plan for Key Employees (hereinafter referred to as the "Plan") is to provide incentives to present and future employees of Community Bancorp, Inc., a Massachusetts corporation (this "Corporation"), and any of its present and future subsidiaries at least fifty percent (50%) owned by this Corporation ("Subsidiaries") (such employees being hereinafter referred to as "Employees" and each of them individually as an "Employee") in order that they may provide exceptional services to this Corporation and its Subsidiaries, and to offer inducements to Employees to accept and continue employment with this Corporation and its Subsidiaries by offering Employees options to purchase shares of this Corporation's common stock which may qualify for treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code") upon the approval of the Plan by the shareholders of this Corporation and upon the satisfaction by such Employees of the requirements for such qualification.
This Plan is an "incentive stock option plan" described in Section 422 of the Code.

2.   Administration of Plan.

     2.1 The Plan shall be administered by the Board of Directors of this Corporation (the "Board of Directors") which shall: (1) determine which Employees shall be granted options to purchase shares of this Corporation's Common Stock ($2.50 par value) ("Stock") pursuant to the Plan (which options shall hereinafter be referred to as "Options," or in the singular as an "Option"); (2) determine the time or times when Options shall be granted and the number of shares of Stock to be subject to each Option; (3) determine the option price at which the shares of Stock subject to each Option may be purchased pursuant to the Plan and the forms of the instruments evidencing any Options granted under the Plan or any other instrument to be used in connection with the Plan; (4) adopt, amend and rescind, in its discretion, rules and regulations for the administration of the Plan; (5) interpret the Plan and decide all questions and settle all controversies and disputes which may arise in connection with the Plan, which decisions and interpretations shall be binding upon all persons; and(6) exercise such other powers as may be necessary or desirable to implement the provisions of this Plan.

     2.2 Members of the Board of Directors who are Employees shall be eligible to receive Options pursuant to the Plan. The grant of an Option to an Employee who is also a director of this Corporation shall not be affected or invalidated by reason of the fact that such director voted to approve the grant of such Option.

     2.3 No member of the Board of Directors shall be liable for any action taken or determination made in good faith and in a manner reasonably believed to be in the best interests of this Corporation with respect to the Plan or any Option granted pursuant thereto. The Board of Directors may indemnify any person against expenses reasonably incurred or the amount of any damages, fine, or settlement assessed against or agreed to by such person, in connection with any action, suit or proceeding in which such person may be involved in connection with any Option or this Plan to the same extent that the Board of Directors may indemnify such person under the By-laws of this Corporation.

3.   Authority to Grant Options.

     3.1 Subject to the terms and conditions of this Plan, the Board of Directors may from time to time grant to such Employees as it may determine to be capable of making substantial contributions to the management or development of this Corporation and its Subsidiaries Options, upon such terms and conditions as it may deem appropriate, subject to applicable provisions of this Plan. Without limiting the foregoing, the Board of Directors may establish performance goals and base the grant of options under the Stock Option Plan on whether such performance goals are achieved. Such performance goals may include but are not limited to achieving a certain Corporation return on equity.

     3.2 The Board of Directors may authorize the grant of Options to Employees by action taken with or without a meeting. The effective date of the grant of an Option pursuant hereto shall be the date specified by the Board of Directors in the Stock Option Agreement, as hereinafter defined.

     3.3 The number of shares of Stock subject to an Option shall in each case be determined by the Board of Directors, subject to the applicable provisions of this Plan. More than one Option may be granted to the same Employee.

     3.4 Nothing contained in this Plan or in any resolution adopted by the Board of Directors or the shareholders of this Corporation shall constitute the grant of an Option hereunder, and no Employee shall be entitled to the grant of an Option unless action granting an Option to such Employee shall have been taken by the Board of Directors and unless the recipient of an Option shall have executed an agreement in form and substance satisfactory to the Board of Directors containing terms, restrictions and conditions imposed upon the exercise of the Option and the transfer of any Stock pursuant thereto ("Stock Option Agreement").

     3.5 Any purported disposition of shares of Stock acquired pursuant to an Option which shall be in contravention of the terms, restrictions and conditions contained in the Stock Option Agreement executed in connection with such Option shall be ineffective, and such disposition shall not be registered upon the stock transfer books of this Corporation.

     3.6 The aggregate fair market value of Stock with respect to which Options issued hereunder are exercisable for the first time during any calendar year, when aggregated with the fair market value of stock subject to other incentive stock options then outstanding under all plans of this Corporation and its parent and subsidiary corporations and exercisable for the first time during such calendar year, shall not exceed $100,000 or such other amount as shall be permitted for options intended to qualify for incentive stock option treatment. For purposes of this section the fair market value of Stock subject to Options shall be determined at the time the Options are issued.

4.   Stock Subject to the Plan.

     4.1 Stock to be issued upon the exercise of an Option shall be made available, in the discretion of the Board of Directors, from authorized but unissued shares of Stock or from shares of Stock held in the treasury of this Corporation, however acquired.

     4.2 The aggregate number of shares of Stock for which Options may be granted under the Plan shall be 384,000. If an Option shall expire, terminate, or be canceled or surrendered in whole or in part prior to the exercise thereof the shares of Stock not acquired under such Option shall revert to the Plan and gain shall become available for issuance under the Plan.

     4.3 Appropriate adjustments in the number of shares of Stock subject to Options previously issued hereunder and in the number of shares of Stock for which Options have not yet been granted under this Plan shall be made by the Board of Directors if at any time after the effective date of this Plan this Corporation shall increase or decrease the number of outstanding shares of Stock, whether by stock split, combination, stock dividend or reclassification, or merger, consolidation, recapitalization, or reorganization.

     4.4 No provision of this Plan, nor any Option granted pursuant hereto or Stock Option Agreement entered into in connection therewith shall confer upon any Employee or any other person any preemptive right to acquire any stock of this Corporation.

5.   Eligibility.

     5.1 The Board of Directors may grant Options pursuant hereto to such Employees as it may designate from time to time pursuant to Section 3.1 hereof regardless of whether such Employees are also officers or directors of this Corporation.

     5.2 No officer or director of this Corporation shall be eligible to receive any Option pursuant to this Plan unless such officer or director is also an Employee.

     5.3 No Employee may exercise any part of an Option unless he or she has been continuously employed by this Corporation from the date the Option was granted until no more than three (3) months prior to the time of such exercise, provided, that in the case of a deceased employee or an employee whose employment terminates for reason of Total and Permanent Disability, no Option may be exercised unless the optionee was continuously employed by this Corporation from the date the Option was granted until no more than twelve (12) months prior to the time of such exercise. An Employee shall be deemed to have a "Total and Permanent Disability" if (i) the Employee has been so totally and permanently disabled by bodily injury or disease as to be prevented thereby from engaging in any substantial gainful activity, and (ii) the total and permanent disability shall have continued for a period of five (5) consecutive months and,in the opinion of a qualified physician selected by the Corporation, can be expected to result in death or to be of long-continued duration. An Employee shall not be deemed to have a "Total and Permanent Disability" if the Employee incurred the total and permanent disability while the Employee was engaged in, or as a result of the Employee engaging in, the commission of a felony, or if the total and permanent disability was a result of
(i) the Employee's addiction to alcohol or narcotics, (ii) a self-inflicted injury, or (iii) the Employee's service in the armed forces of any country.

     5.4 If an Employee or former Employee eligible to exercise an Option granted pursuant to this Plan dies prior to such exercise, such Option may be exercised to the extent permitted herein by his estate or a person who acquires the right to exercise such Option by bequest or inheritance.

     5.5 No Option granted pursuant to this Plan may be transferred by the holder thereof other than by will or the laws of descent and distribution of the state in which such holder is domiciled at the time of his death.

6.   Terms of Options.

     6.1 The price at which shares of Stock may be purchased pursuant to an Option shall be the fair market value of the Stock on the date of the grant of such Option, provided, that in the case of Options granted to an Employee who at the date of the grant of such Option owns 10% or more of the combined voting stock of the Corporation (a "10% Employee"), such price shall be equal to 110% of the fair market value of the Stock on the date of the grant of such Option. For purposes of determining the percentage of stock of the Corporation owned by an Employee, attribution rules made applicable by the Code and related regulations shall apply. The fair market value of any Stock shall be determined by the Board of Directors in good faith. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the fair market value if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

     6.2 Each Option granted under this Plan shall expire, and may not be exercised to any extent, upon the earliest to occur of the following:

     (a) Each Option shall expire ten (10) years after the date of grant of such Option, or on such date prior thereto as may be fixed by the Board of Directors, provided, however, that each Option granted to a 10% Employee shall expire five (5) years after the date of grant of such Option, or such date prior thereto as may be fixed by the Board of Directors.

     (b) Each Option shall expire not later than three (3) months after termination of the optionee's employment with this Corporation or any of its Subsidiaries (with or without Cause, voluntary or involuntary) for reasons other than death or Total and Permanent Disability, during which 3-month period the Option may be exercised only to the extent that it was exercisable upon termination. If the optionee's employment with this Corporation or any of its Subsidiaries terminates for reasons of death or Total and Permanent Disability, then the Option shall expire twelve (12) months after such termination of employment, and during that 12-month period the Option may be exercised only to the extent it was exercisable upon termination. If an optionee whose employment terminates for reasons other than death or Total and Permanent Disability dies during the 3-month period described above, such optionee's Options shall expire one year from the date of termination of employment, during which time they may be exercised to the extent exercisable on the date of termination.

     6.3 If any Employee who has been granted Options under this Plan is terminated for Cause by either the Corporation or any of its Subsidiaries, all unexercised Options granted to the Employee (whether vested or not) shall immediately terminate and be of no further force and effect. An Employee shall be terminated for Cause only if (i) the Employee has been convicted by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust; (ii) the Employee has committed an act of fraud against the Corporation, its Subsidiaries or any of them; (iii) the Employee has willfully refused to perform the duties reasonably assigned to the Employee by the Board of Directors of the Corporation or of any of its Subsidiaries, which failure or breach has continued for more than ten (10) days after written notice given to the Employee pursuant to a vote of the Board of Directors of the

Corporation or of any of its subsidiaries (exclusive of the Employee if the Employee then is a Director) at a meeting duly called for such purpose, such vote to set forth in reasonable details the nature of such refusal; or (iv) the Employee has engaged in willful misconduct materially injurious to the Corporation, its Subsidiaries or any of them, monetarily or otherwise.

7.   Exercise of Options.

     7.1 Each Option granted hereunder shall be exercisable in such installment or installments as may be determined by the Board of Directors at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

     7.2 A person entitled to exercise an Option may, subject to the terms and conditions of the Stock Option Agreement executed in connection therewith, exercise such Option from time to time by delivery to this Corporation at its principal office of written notice of his or her intention to exercise such ption setting forth the number of shares with respect to which the Option is to be exercised and accompanied by (1) payment in full of the purchase price of the shares to be purchased, (2) payment in full of all local, state or federal taxes due on account of the exercise of such Option, and (3) such other documents and materials as may be required by this Corporation under the terms of this Plan, the Stock Option Agreement, or otherwise. As promptly as practicable thereafter, this Corporation shall deliver to the purchaser certificates for the number of shares purchased.

     7.3 The date of actual receipt by this Corporation of notice of intention to exercise an Option shall be deemed the date of exercise of the Option with respect to the shares then purchased. Delivery of shares purchased shall be deemed effective when a stock transfer agent shall have deposited certificates therefor with the United States mail for delivery to the purchaser at the address specified in the notice of exercise provided to this Corporation.

     7.4 During the life of a holder of an Option issued pursuant to this Plan, such Option may be exercised only by the holder.

     7.5 No person, estate or other entity shall have any of the rights of a shareholder of this Corporation with respect to shares subject to an Option until a certificate or certificates for such shares shall have been delivered by this Corporation to such person or entity. Upon delivery of such a certificate to the purchaser thereof for the number of shares of Stock purchased, the owner thereof shall have all the rights of a shareholder of such shares of Stock, including the right to vote the same and receive dividends thereon, subject, however, to the terms, conditions and restrictions contained in this Plan and in the Stock Option Agreement executed in connection with the Option exercised with respect to such shares.

8.   Miscellaneous.

     8.1 The grant of an Option to an Employee pursuant hereto shall not confer upon such Employee a right to continued employment, nor shall it limit the right of this Corporation or any Subsidiary to terminate the employment of any such Employee.

     8.2 The Board of Directors may modify, amend or terminate this Plan or any provision thereof at any time and from time to time, provided however, that no amendment to this Plan shall be made which shall: (1) increase the total number of shares of Stock for which Options under this Plan may be issued, except as provided in Section 4.3 hereof, (2) increase the total number of shares of Stock which may be acquired by an Employee pursuant to Options issued under this Plan except as provided in Section 4.3 hereof, (3) extend the maximum period during which any Option may be exercised as set forth in Section 6.2 hereof, (4) change the class of employees entitled to receive awards, (5) reduce the purchase price of Stock subject to any Option, or (6) extend the termination date of this Plan, without in each case the prior approval of the holders of at least a majority of the Stock of this Corporation of all classes voting together. No amendment to this Plan shall alter or impair any Option previously granted pursuant hereto without the consent of the holder thereof.

     8.3 The effective date of this Plan shall be April 10, 2001. No Option may be granted pursuant hereto subsequent to the date which is ten years after the date on which the Plan shall be adopted by the Board of Directors.

     8.4 This Plan, and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts.

     8.5 Notice to this Corporation pursuant to Sections 7.2 or 8.5 hereof or for any other purpose may be given by delivery in hand or first class mail, postage prepaid, and addressed as follows:

           Community Bancorp, Inc.
           17 Pope Street
           Hudson, Massachusetts 01749
           Attention:  President

     Notice to an Employee to whom an Option shall be granted hereunder may be given by delivery in hand or first class mail, postage prepaid, to the address listed by such Employee in the Stock Option Agreement executed by such Employee.

                                EXHIBIT 5
                                ---------

                           CRAIG AND MACAULEY
                        PROFESSIONAL CORPORATION
                           COUNSELLORS AT LAW
                          FEDERAL RESERVE PLAZA
                           600 ATLANTIC AVENUE
                             BOSTON, MA 02210
                       TELEPHONE:  (617) 367-9500
                       TELECOPIER:  (617) 742-1788


                                                April 17, 2001

Community Bancorp, Inc.
17 Pope Street
Hudson, MA  01749

Dear Sirs:

     Community Bancorp, Inc., a Massachusetts corporation ("Corporation"), will file a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 384,000 shares of its Common Stock.

     We have examined the Articles of Organization of the Corporation and the By-Laws of the Corporation and a Certificate of Legal Existence dated April 12, 2001 and have supervised and are familiar with the corporate proceedings taken in connection with the authorization and issuance of the shares of Common Stock which the Registration Statement covers. We have also made such examination of the laws of the Commonwealth of Massachusetts as we deemed appropriate to express the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that the Corporation is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; and that upon the issuance, sale and delivery of the 384,000 shares of Common Stock to be sold by you as contemplated in the Registration Statement and the receipt of the consideration therefor, as stated therein, the said shares will be legally and validly authorized, issued and delivered and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            CRAIG AND MACAULEY
                                            PROFESSIONAL CORPORATION


                                            By:  /s/ David F. Hannon
                                               ---------------------

                               EXHIBIT 23(B)
                               -------------

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 18, 2001 included in Community Bancorp, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                              ARTHUR ANDERSEN LLP


                                              /s/ Arthur Andersen LLP
                                              -----------------------


Boston, Massachusetts
April 17, 2001





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